PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

   The following unaudited pro forma consolidated financial statements give effect to the purchase by FinishMaster, Inc. ("FinishMaster") of Thompson PBE, Inc. and its subsidiaries (collectively, "Thompson"). Pro forma adjustments related to the pro forma consolidated balance sheet are computed assuming the combination was consummated at September 30, 1997. The pro forma consolidated balance sheet combines FinishMaster's unaudited balance sheet as of September 30, 1997 with Thompson's balance sheet as of September 27, 1997. The pro forma consolidated statement of operations assumes that the combination occurred on January 1, 1996. The pro forma consolidated statement of operations for the twelve months ended December 31, 1996 combines FinishMaster's unaudited results of operations for the twelve months ended December 31, 1996 with Thompson's results of operations for the fiscal year ended September 30, 1996. FinishMaster's results of operations for the twelve months ended December 31, 1996 have not been previously reported due to a change in year end. The pro forma consolidated statement of operations for the nine months ended September 30, 1997 combines the unaudited results of operations of both FinishMaster and Thompson.

   The pro forma consolidated statements of operations are not necessarily indicative of operating results that would have been achieved had the combination been consummated as of the beginning of the periods presented and should not be construed as representative of future operations. Further, interim results are not necessarily indicative of results to be realized for a full year due to the effects of, among other things, seasonality.

   These pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of FinishMaster, which are included in FinishMaster's Annual Report on Form 10-K, and the historical financial statements and the related notes thereto of Thompson included herein.

                               FINISHMASTER, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (in thousands)
                                   (unaudited)

                                     ASSETS

                                                                                                     Pro  Forma
                                                    FinishMaster       Thompson      Adjustments      Combined

Current assets:
Cash and cash equivalents                              $   301       $  1,246                       $  1,547
Accounts receivable                                     14,158         19,507                         33,665
Inventory                                               20,343         23,216                         43,559
Prepaid expenses and other current assets                  956          7,172                          8,128
                                                       -------       --------                       --------
Total current assets                                    35,758         51,141                         86,899

Property and equipment,  net                             6,291         11,639          (3,426)        14,504
Intangible assets, net                                  18,532         60,318          34,363        113,213
Other assets                                               424            344                            768
                                                       -------       --------                       --------
                                                       $61,005       $123,442                       $215,384
                                                       =======       ========                       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term obligations            $ 4,155       $  8,385          (3,169)      $  9,371
Accounts payable                                         4,360         26,563                         30,923
Accrued expenses and other current liabilities           3,022          5,862           2,635         11,519
                                                       -------       --------                       --------
Total current liabilities                               11,537         40,810                         51,813

Subordinated debt payable to stockholder                                               30,000         30,000
Long-term obligations, net of current maturities        15,070         34,737          49,366         99,173
                                                        ------        -------                       --------
Total liabilities                                       26,607         75,547                        180,986

Commitments and contingencies

Stockholders' equity:
Common stock                                             5,993              9              (9)         5,993
Additional paid-in capital                              14,465         61,129         (61,129)        14,465
Retained earnings (accumulated deficit)                 13,940        (13,243)         13,243         13,940
                                                       -------       --------                       --------
Total stockholders' equity                              34,398         47,895                         34,398
                                                       -------       --------                       --------
                                                       $61,005       $123,442                       $215,384
                                                       =======       ========                       ========


See accompanying notes to consolidated condensed pro forma financial statements.

                               FINISHMASTER, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               FOR THE YEAR ENDED
                                DECEMBER 31, 1996
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                                                                   Pro  Forma
                                               FinishMaster        Thompson        Adjustments      Combined

Net sales                                         $125,795         $178,139                       $303,934
Cost of sales                                       81,591          113,210                        194,801
                                                   -------         --------                       --------
Gross profit                                        44,204           64,929                        109,133
                                                  --------         --------                        -------
Selling, general and administrative  expenses       37,722           55,831        $(2,491)         91,062
Depreciation                                           974            1,848           (405)          2,417
Amortization of intangible assets                    2,487            2,267            889           5,643
Interest expense, net                                1,614            2,600          7,248          11,462
                                                   -------         --------        -------        --------

      Total                                         42,797           62,546          5,241         110,584
                                                   -------          -------          -----         -------
Income (loss) from operations before
  provision for income taxes                         1,407            2,383         (5,241)         (1,451)

Provision for income taxes                             745            1,310         (1,910)            145
                                                   -------         --------         ------       ---------

Net income (loss)                                   $  662          $ 1,073        $(3,331)        $(1,596)
                                                    ======          =======        =======         =======



Earnings Per Share Data:
Basic net loss per share                                                                            $(0.27)

Diluted net loss per share                                                                          $(0.27)

Weighted average common and common equivalent
 shares used in computing per share amounts                                                          6,000
                                                                                                     =====



See accompanying notes to pro forma consolidated financial statements.

                               FINISHMASTER, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (in thousands, except per share amounts)
                                   (unaudited)

                                                                                                   Pro  Forma
                                               FinishMaster        Thompson        Adjustments      Combined

Net sales                                          $90,968         $153,391                       $244,359
Cost of sales                                       57,610          101,526                        159,136
                                                   -------         --------                       --------
Gross profit                                        33,358           51,865                         85,223
                                                   -------         --------                       --------
Selling, general and administrative  expenses       25,645           46,166        $(1,868)         69,943
Depreciation                                           873            1,796           (304)          2,365
Amortization of intangible assets                    2,227            2,196            667           5,090
Interest expense, net                                1,209            3,084          4,733           9,026
Charge in connection with the sale,
   consolidation or closure of certain sites                          3,616                          3,616
                                                   -------         --------        -------        --------
      Total                                         29,954           56,858          3,228          90,040
                                                   -------         --------        -------        --------
Income (loss) from continuing operations             3,404           (4,993)        (3,228)         (4,817)

Provision (benefit) for income taxes                 1,281           (1,782)          (807)         (1,308)
                                                   -------         --------        -------        --------

Net income (loss)                                  $ 2,123         $( 3,211)       $(2,421)        $(3,509)
                                                   =======         ========        =======         =======



Earnings Per Share Data:
Basic net loss per share                                                                            $(0.59)

Diluted net loss per share                                                                          $(0.59)
Weighted average common and common equivalent
 shares used in computing per share amounts                                                          5,993
                                                                                                     =====


See accompanying notes to pro forma consolidated financial statements.

                               FINISHMASTER, INC.
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1.   General

     The pro forma consolidated balance sheet reflects the purchase by FinishMaster Inc. ("FinishMaster") on November 21, 1997 of all outstanding stock of Thompson PBE, Inc. and its subsidiaries (collectively, "Thompson") for cash of $8.00 per share aggregating approximately $69.2 million, and the payment of all amounts outstanding under Thompson's 1995 Credit Agreement with Heller Financial Inc., which aggregated approximately $34.4 million. The total purchase price for the transaction was $75.7 million including $6.5 million of direct acquisition costs.

2.   Computation of Earnings Per Share

     Net income per share information is computed using the weighted average number of shares of common stock outstanding and dilutive common equivalent shares. Basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share is computed as if options and warrants were exercised at the beginning of the period (or at time of issuance, if later) and as if the funds obtained thereby were used to purchase common stock at the average fair value per common share during the period.

3.   Financial Presentation

      Certain reclassifications have been reflected in the financial statements of Thompson to conform with the presentation of corresponding amounts in the FinishMaster financial statements.

4.   Pro Forma Combined Financial Data Compared to Historical Data

     Pro forma adjustments related to the pro forma consolidated balance sheet are computed assuming the combination was consummated at September 30, 1997. The cost of Thompson PBE, Inc. was allocated to the fair market value of identifiable assets acquired less liabilities assumed, and the excess was recorded as goodwill. Pro forma adjustments to the balance sheet reflect the related increase in goodwill and the issuance of debt by FinishMaster in connection with the purchase of Thompson.

     Pro forma adjustments related to the pro forma combined statements of operations are computed assuming the combination was consummated at the beginning of the periods presented. The pro forma combined results of operations vary from the combined historical results of FinishMaster and Thompson due to the following. Amortization expense reflects the increase in amortization of goodwill which would have occurred if the combination had occurred at the beginning of the periods presented. Goodwill recorded in connection with the acquisition of Thompson is assumed to be amortized over a period of thirty years. Interest expense reflects the net increase in interest expense which would have occurred if debt incurred in connection with the acquisition of Thompson had been outstanding for the entire period presented, less the interest expense related to debt outstanding under the 1995 Credit Agreement between Thompson and Heller Financial, Inc. Pro forma selling, general and administrative expenses reflect planned actions subsequent to the acquisition date, including the closure or consolidation of distribution sites of the combined Company, a consolidation of administrative and accounting support, a reorganization of the combined companies organizations and the related reduction in personnel employed arising from such actions. As a result, the pro forma balance sheet reflects an adjustment to accrued expenses for the related severance costs and facility exit costs. The pro forma adjustment to property and equipment and depreciation is a result of the revaluation of property and equipment to fair market value. The provision for income taxes has been adjusted to reflect the impact of pro forma adjustments.

     FinishMaster expects non-recurring charges of approximately $450,000 in connection with the disposal of duplicate management information systems and approximately $300,000 in severance costs associated with consolidation of administrative and accounting support. These non-recurring charges have been excluded from the pro forma consolidated statements of operations for the periods presented.

     The difference between the statutory tax rate and the effective tax rate of the pro forma combined statements of operations is due to the non-deductible nature of the goodwill on the stock transaction.